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                                                                     Exhibit 4.5
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                       NATIONWIDE FINANCIAL SERVICES, INC.

                                       AND

                            WILMINGTON TRUST COMPANY
                                   as Trustee



                           ---------------------------




                           [ ] SUPPLEMENTAL INDENTURE

                             Dated as of [ ], 199[ ]


                                       TO

                                    INDENTURE


                             Dated as of [ ], 199[ ]



                           ---------------------------



                [ ]% Subordinated Deferrable Interest Debentures
                                    Due 20[ ]


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                                TABLE OF CONTENTS

                                                                                                               Page
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
ARTICLE I                  General Terms and Conditions of the Series [  ]% Debentures............................2
         SECTION 1.01.............................................................................................2
         SECTION 1.02.............................................................................................2
         SECTION 1.03.............................................................................................3

ARTICLE II                 Optional Redemption of the Series [  ]% Debentures.....................................4
         SECTION 2.01.............................................................................................4
         SECTION 2.02.............................................................................................5
         SECTION 2.03.............................................................................................6

ARTICLE III                Extension of Interest Payment Period...................................................6
         SECTION 3.01.............................................................................................6
         SECTION 3.02.............................................................................................7
         SECTION 3.03.............................................................................................7

ARTICLE IV                 Covenants Applicable to Series [  ]% Debentures........................................7
         SECTION 4.01.............................................................................................7
         SECTION 4.02.............................................................................................8
         SECTION 4.03.............................................................................................8
         SECTION 4.04.............................................................................................9

ARTICLE V                  Form of Series [  ]% Debentures........................................................9
         SECTION 5.01.............................................................................................9

ARTICLE VI                 Original Issue of Series [  ]% Debentures.............................................19
         SECTION 6.01............................................................................................19

ARTICLE VII                Miscellaneous Provisions..............................................................19
         SECTION 7.01............................................................................................19
         SECTION 7.02............................................................................................20
         SECTION 7.03............................................................................................20
         SECTION 7.04............................................................................................20


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                  [ ] SUPPLEMENTAL INDENTURE, dated as of the [ ] day of [ ]
199[ ] (the "[ ] Supplemental Indenture"), between NATIONWIDE FINANCIAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company") and WILMINGTON TRUST COMPANY, a Delaware banking association, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated
as of        , 1998 between the Company and the Trustee (the "Indenture"); as set forth in Section 7.01 hereto and except as otherwise set forth herein, all terms used and not defined herein are used as defined in the Indenture),

                  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its subordinated debentures (the "Debentures"), said Debentures to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

                  WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its [ ]% Subordinated Deferrable Interest Debentures due 20[ ] (said series being hereinafter referred to as the "Series [ ]% Debentures"), the form and substance of such Series [ ]% Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this [ ] Supplemental Indenture; and

                  WHEREAS, Nationwide Capital Trust II, a Delaware statutory
business trust (the "Trust"), intends to offer to the public $      million
aggregate liquidation amount of its    %    Preferred Securities (the "Preferred
Securities"), representing preferred undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company
of $       million aggregate liquidation amount of its   % common securities
(the "Common Securities," and together with the Preferred Securities, the "Trust Securities"), representing common undivided beneficial interests in the assets
of the Trust, in $      million aggregate principal amount of the Series [ ]%
Debentures; and

                  WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this [ ] Supplemental Indenture, and all requirements necessary to make this [ ] Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series [ ]% Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

                  NOW THEREFORE, in consideration of the purchase and acceptance of the Series [ ]% Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series [ ]% Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I

           General Terms and Conditions of the Series [ ]% Debentures

                  SECTION 1.01. There shall be and is hereby authorized a series of Debentures designated the "[ ]% Subordinated Deferrable Interest Debentures Due 20[ ]", limited in aggregate principal amount to $[ ] (except as provided in this Section 1.01 and 6.01). The Series [ ]% Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest
thereon, including Compounded Interest (as hereinafter defined) on [     ],
20[  ].

                  SECTION 1.02. (a) Except as provided in Section 1.02(b), the Series [ ]% Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Series [ ]% Debentures issued in certificated form will be payable, the transfer of such Series [ ]% Debentures will be registrable and such Series [ ]% Debentures will be exchangeable for Series [ ]% Debentures bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture register and that the payment of principal with respect to the Series [ ]% Debentures will only be made upon surrender of the Series [ ]% Debentures to the Trustee. Notwithstanding the foregoing, so long as the Property Trustee is the legal owner and record holder of the Series [ ]% Debentures, the payment of the principal of and interest (including Compounded Interest, if any) on the Series [ ]% Debentures held by the Property Trustee will be made by the Company in immediately available funds on the payment date therefor at such place and to the Property Trustee Account (as defined in the Declaration of Trust) established and maintained by the Property Trustee pursuant to the Declaration of Trust.

                  (b) In connection with a distribution of the Securities to holders of the Trust Securities pursuant to the Declaration of Trust;

                           (i) Series [ ]% Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a Global Debenture representing the Series [ ]% Debentures in an aggregate principal amount equal to all Outstanding Series [ ]% Debentures, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees (as defined in the Declaration of Trust). The Company upon any such presentation shall execute a Global Debenture representing the Series [ ]% Debentures in such aggregate principal amount and deliver the same to the

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                                    Trustee for authentication and delivery in
                                    accordance with the Indenture and this [ ]
                                    Supplemental Indenture. Payments on the
                                    Series [ ]% Debentures issued as a Global
                                    Debenture will be made to the Depository;
                                    and

                           (ii) if any Preferred Securities are held in non book-entry certificated form, Series [ ]% Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate (as defined in the Declaration of Trust) which represents Preferred Securities other than Preferred Securities held by the initial clearing agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Series [ ]% Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificate is presented to the Debenture Registrar for transfer or reissuance at which time such Preferred Security Certificate will be cancelled and a Series [ ]% Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this [ ] Supplemental Indenture. On issue of such Series [ ]% Debentures, Series [ ]% Debentures with an equivalent aggregate amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

                  SECTION 1.03. Each Series [ ]% Debenture will bear interest at the rate of [ ]% per annum from [ ], 199[ ] until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, compounded [quarterly][semi-annually], payable (subject to the provisions of Article Three) [quarterly][semi- annually] in arrears on the [ ] day of [ ]of each year (each, an "Interest Payment Date", commencing on [ ], 199[ ]), to the person in whose name such Series [ ]% Debenture or any predecessor Series [ ]% Debenture is registered, at the close of business on the regular record date for such interest installment, which, except as set forth below, shall be, in respect of any Series [ ]% Debentures of which the Property Trustee is the registered holder of or a Global Debenture, the close of business on the business day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if pursuant to the provisions of Section 2.11(c) of the Indenture the Series [ ]%

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Debentures are not represented by a Global Debenture, the regular record dates for such interest installment shall be the close of business on the 15th day of the month next preceding that Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series [ ]% Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series [ ]% Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series [ ]% Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on the Series [ ]% Debentures is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.


                                   ARTICLE II

                Optional Redemption of the Series [ ]% Debentures

                  SECTION 2.01. (a) Subject to the provisions of this Article II, the Company shall have the right to redeem the Securities, in whole or in part, at any time or from time to time, after the issuance of the Preferred Securities, at a redemption price equal to 100% of the principal amount to be redeemed [plus the Make-Whole Premium, if any,] plus any accrued and unpaid interest thereon, (including Compounded Interest, if any), to the date of such redemption (the "Optional Redemption Price"). [The Make-Whole Premium means the excess, if any of (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 20 basis points over (ii) 100% of the principal amount of Securities to be redeemed.] Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder of the Securities, at the Redemption Price. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption; PROVIDED, that, the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

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                  (b) If a partial redemption of the Securities would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Securities in whole.

                  (c) The Company may not redeem fewer than all of the Outstanding Securities unless all accrued and unpaid interest (including Additional Payments) on the Securities has been paid as of the Interest Payment Date next preceding the Redemption Date.

                  SECTION 2.02. If, at any time, a Tax Event (as defined below) shall occur or be continuing and (i) the Regular Trustees and the Company shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Series [ ]% Debentures for United States federal income tax purposes even if the Series [ ]% Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holder's interest in Nationwide Capital Trust II as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to Nationwide Capital Trust II, the Company shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Series [ ]% Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to the Company or the Regular Trustees on behalf of Nationwide Capital Trust II the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on Nationwide Capital Trust II, the Company or the holders of the Preferred Securities, the Company or the Regular Trustees on behalf of Nationwide Capital Trust II will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Series [ ]% Debentures while the Regular Trustees on behalf of Nationwide Capital Trust II are pursuing any such Ministerial Action.

                  "Tax Event" means that the Company and the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after [ ], 199[ ] as a result of (a) any amendment to, or change (including any announced prospective change; PROVIDED that a Tax Event shall not occur more than 90 days before the effective date of any such prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority,

                                       -5-


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which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after [ ], 199[ ] there is more than an insubstantial risk that (i) Nationwide Capital Trust II is, or will be, subject to United States federal income tax with respect to income accrued or received on the Series [ ]% Debentures, (ii) Nationwide Capital Trust II is, or will be, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to Nationwide Capital Trust II on the Series
[ ]% Debentures is not, or will not be, deductible by the Company for United States federal income tax purposes.

                  "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of a dissolution of Nationwide Capital Trust II and distribution of the Series [ ]% Debentures as provided in the Declaration of Trust.

                  SECTION 2.03. If the Series [ ]% Debentures are only partially redeemed pursuant to this Article II, the Series [ ]% Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee, provided that if at the time of redemption, the Series [ ]% Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Series [ ]% Debentures held by each Debenture Holder to be redeemed in accordance with its customary procedures. Notwithstanding the foregoing, if a partial redemption of the Series [ ]% Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Series [ ]% Debentures in whole.


                                   ARTICLE III

                      Extension of Interest Payment Period

                  SECTION 3.01. So long as the Company is not in default in the payment of interest on the Series [ ]% Debentures, the Company shall have the right, at any time during the term of the Series [ ]% Debentures, from time to time to extend the interest payment period of such Series [ ]% Debentures for up to [20 consecutive quarterly][10 consecutive semi-annual] interest periods (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate of [ ]% per annum to the extent permitted by applicable law, compounded quarterly ("Compounded Interest")). At the end of the Extended Interest Payment Period the Company shall pay all interest accrued and unpaid on the Series [ ]% Debentures including any Compounded Interest which shall be payable to the holders of the Series [ ]% Debentures in whose names the Series
[ ]% Debentures are registered in the Debenture register on the first

                                       -6-


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record date after the end of the Extended Interest Payment Period. Prior to the
termination of any such Extended Interest Payment Period, the Company may further extend such Period; provided that such Period together with all such further extensions thereof shall not exceed [20 consecutive quarterly][10 semi-annual] interest periods. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

                  SECTION 3.02. (a) So long as the Property Trustee is the legal owner and holder of record of the Series [ ]% Debentures, at the time the Company selects an Extended Interest Payment Period, the Company shall give both the Property Trustee and the Trustee written notice of its selection of such Extended Interest Payment Period one business day prior to the earlier of (i) the next succeeding date on which distributions on the Preferred Securities are payable or (ii) the date Nationwide Capital Trust II is required to give notice of the record date or the date such distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event not less than one business day prior to such record date. The Company shall cause Nationwide Capital Trust II to give notice of the Company's selection of such Extended Interest Payment Period to the holders of the Preferred Securities.

                  (b) If, pursuant to the Declaration of Trust, Series [ ]% Debentures have been distributed to holders of Preferred Securities and Common Securities, at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Series [ ]% Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 business days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series
[ ]% Debentures.

                  SECTION 3.03. The quarter in which any notice is given pursuant to Section 3.02 shall be counted as one of the [20 quarters][10 semi-annual periods] permitted in the maximum Extended Interest Payment Period permitted under this Article III.


                                   ARTICLE IV

                 Covenants Applicable to Series [ ]% Debentures

                  SECTION 4.01. In connection with the distribution of the Series [ ]% Debentures to the holders of the Preferred Securities pursuant to the Declaration of Trust, the Company will use its best efforts to list such Series [ ]% Debentures on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed and traded.

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



                  SECTION 4.02. In connection with the offering, sale and issuance of the Securities to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

                  (a) pay for all costs, fees and expenses relating to the offering, sale and issuance of the Securities, including commissions or other compensation to the Underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with provisions of Section 6.6 of the Indenture;

                  (b) be responsible for and pay for all debts and obligations (other than with respect to the Trust Securities) of the Trust, pay for all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions or other compensation to, and indemnification of, the Underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee (as defined in the Declaration of Trust), the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

                  (c) be primarily liable for any indemnification obligations arising with respect to the Declaration of Trust;

                  (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

                  SECTION 4.03. The Company covenants that the Company (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid), (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Securities, and (c) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee), in each case if at such time (i) there shall have occurred any event that with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its selection of an Extended Interest Payment Period as provided herein and such period, or any extension thereof, shall be continuing.

                  SECTION 4.04. Prior to the distribution of Series [ ]% Debentures to the holders of Preferred Securities in accordance with the terms of the Declaration of Trust, the Company covenants and agrees for the benefit of the holders of the Preferred Securities (i) not to cause or permit the Common Securities to be transferred except as permitted by the Declaration of Trust and
(ii) not to take any action which would cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of the Series [ ]% Debentures as provided in the Declaration of Trust.


                                    ARTICLE V

                         Form of Series [ ]% Debentures

                  SECTION 5.01. The Series [ ]% Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

                  [IF THE NOTE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Debenture is presented by an authorized representative to The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.                                                                        $

CUSIP NO.

                       NATIONWIDE FINANCIAL SERVICES, INC.

                 [ ]% SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                    DUE 20[ ]

                  Nationwide Financial Services, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to, or registered assigns, the principal sum of _________ Dollars on [ ], 20[ ], and to pay interest on said principal sum from [ ], 199[ ] or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on [ ] day if [ ] of each year commencing [ ], 199[ ] at the rate of [ ]% per annum plus Compounded Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full [quarterly][semi-annual] interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, [which shall be the close of business on the day next preceding such Interest Payment Date, provided if the Preferred Securities of Nationwide Capital Trust II are no longer in book-entry only form, the regular record dates shall be the close of business on the fifteenth day of the month next preceding such Interest Payment Date] [IF PURSUANT TO THE PROVISIONS OF SECTION 2.11(c) OF THE INDENTURE THE SERIES [ ]% DEBENTURES ARE NOT REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the fifteenth day of the month next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts;

provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture register and that the payment of principal will only be made upon the surrender of this Debenture to the Trustee. Notwithstanding the foregoing, so long as the owner and record holder of this Debenture is the Property Trustee (as defined in the Indenture referred to on the reverse hereof), the payment of the principal of (and premium, if any) and interest (including Compounded Interest, if any) on this Debenture will be made at such place and to such account of the Property Trustee as may be designated by the Property Trustee.

                  The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

                  This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                  Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

Dated
      ---------------------
                                           NATIONWIDE FINANCIAL SERVICES, INC.


                                                    By:
                                                        ------------------------


Attest:


By:
      ---------------------
            Secretary

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Debentures of the series of Debentures described in the within-mentioned Supplemental Indenture.



[                          ],
  as Trustee


                                                  ----------------------------
                                                  or as Authentication Agent



By:
    -------------------------                -------------------------------
      Authorized Signatory                         Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)

                  This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series
under and pursuant to an Indenture dated as of     , 1998 duly executed and
delivered between the Company and Wilmington Trust Company, a Delaware banking association, as Trustee (herein referred to as the "Trustee"), as supplemented by the [ ] Supplemental Indenture dated as of [ ], 199[ ] between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures, and, to the extent specifically set forth in the Indenture, the holders of Senior Indebtedness and Preferred Securities. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is designated the [ ]% Subordinated Deferrable Interest Debentures due 20[ ] and is limited in aggregate principal amount as specified in said [ ] Supplemental Indenture.

                  Except as provided in the next paragraph, the Debentures may not be redeemed by the Company prior to [ ], 20[ ]. The Company shall have the right to redeem this Debenture at the option of the Company, in whole or in part, at any time on or after [ ], 20[ ] (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount to be redeemed [plus the Make-Whole Premium, if any] plus any accrued but unpaid interest thereon (including any Compounded Interest, if any), to the date of such redemption (the "Optional Redemption Price"). [The Make-Whole Premium means the excess, if any of (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 20 basis points over (ii) 100% of the principal amount of Securities to be redeemed.] Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the holder of the Securities, at the Redemption Price. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption; provided, that, the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid. If a partial redemption of the Securities would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Securities in whole. The Company may not redeem fewer than all of the Outstanding Securities unless all accrued and unpaid interest (including Additional Payments) on the Securities has been paid as of the Interest Payment Date next preceding the Redemption Date.

                  If, at any time, a Tax Event (as defined below) shall occur or be continuing after receipt of a Dissolution Tax Opinion (as defined below) and
(i) the Regular Trustees and the

Company shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the
Company would be precluded from deducting the interest on the Series [   ]%
Debentures for United States federal income tax purposes even if the Series [ ]% Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holder's interest in Nationwide Capital Trust II as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to Nationwide Capital Trust II, the Company shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Series [ ]% Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to the Company or the Regular Trustees on behalf of Nationwide Capital Trust II, the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on Nationwide Capital Trust II, the Company or the holders of the Preferred Securities, the Company or the Regular Trustees on behalf of Nationwide Capital Trust II will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Series [ ]% Debentures while the Regular Trustees on behalf of Nationwide Capital Trust II are pursuing any such Ministerial Action.

                  "Tax Event" means that the Company and the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after [ ], 19[ ], as a result of (a) any amendment to, or change (including any announced prospective change; provided that a Tax Event shall not occur more than 90 days before the effective date of any such prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after [ ], 19[ ], there is more than an insubstantial risk that (i) Nationwide Capital Trust II is, or will be, subject to United States federal income tax with respect to income accrued or received on the Series [ ]% Debentures, (ii) Nationwide Capital Trust II is, or will be, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to Nationwide Capital Trust II on the Series [ ]% Debentures is not, or will not be, deductible by the Company for United States federal income tax purposes.

                  "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of a dissolution of Nationwide Capital Trust II and distribution of the
Series [   ]% Debentures as provided in the Declaration of Trust.

                  If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption or as a result of a Tax Event as described above, the Debentures will be redeemed pro rata or by lot or in some other equitable manner determined by the Trustee. Notwithstanding the foregoing, if a partial redemption of the Series [ ]% Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Series [ ]% Debentures in whole.

                  In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture (and, in the case of any series of Debentures held as trust assets of a Nationwide Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Nationwide Capital Trust as may be required under the Declaration of Trust of such Nationwide Capital Trust), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture (and, in the case of any series of Debentures held as trust assets of a Nationwide Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such Nationwide Capital Trust as may be required under the Declaration of Trust of such Nationwide Capital Trust) then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of a series at the time outstanding affected thereby (subject, in the case of any series of Debentures held as trust assets of a Nationwide Capital Trust and with respect to which a Securities Exchange has not theretofore occurred, to such consent of holders of Preferred Securities and Common Securities of such Nationwide Capital Trust as may be required under the Declaration of Trust of such Nationwide Capital Trust), on behalf of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

                  Subject to Section 13.4 of the Indenture, no reference herein to the Indenture (other than such Section) and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place at the rate and in the money herein prescribed.

                  So long as the Company is not in default in the payment of interest on the Debentures, the Company shall have the right, at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures for up to [20 consecutive quarterly][10 consecutive semi-annual] interest periods (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate of [ ]% per annum to the extent permitted by applicable law, compounded quarterly ("Compounded Interest")). At the end of the Extended Interest Payment Period the Company shall pay all interest accrued and unpaid on the Series [ ]% Debentures including any Compounded Interest which shall be payable to the holders of the Series [ ]% Debentures in whose names the Series [ ]% Debentures are registered in the Debenture register on the first record date after the end of the Extended Interest Payment Period. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Period together with all such further extensions thereof shall not exceed [20 consecutive quarterly][10 consecutive semi-annual] interest periods. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the

Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest on this Debenture shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

                  The Company covenants that the Company (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid), (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Securities, and (c) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee), in each case if at such time (i) there shall have occurred any event that with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its selection of an Extended Interest Payment Period as provided herein and such period, or any extension thereof, shall be continuing.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                  Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                  [If certificated Debentures -- The Debentures of this series are issuable only in registered form without coupons in denominations of $[ ] and any integral multiple thereto.] [If Global Debenture -- This Global Debenture is exchangeable for Debentures in definitive form under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $[ ] or any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [If Global Debenture -- herein and] therein set forth, Debentures of this series [If Global Debenture -- so issued] are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ARTICLE VI

                    Original Issue of Series [ ]% Debentures

                  SECTION 6.01. Except as provided in Section 1.01 and this
Section 6.01, Series [ ]% Debentures in the aggregate principal amount equal to $[ ] may, upon execution of this [ ] Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company. Upon exercise of the overallotment option set forth in the Underwriting Agreement, additional Series [ ]% Debentures in the aggregate principal amount of up to $[ ] may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Series [ ]% Debentures executed as aforesaid by the Company, to or upon the written order of the Company, which order shall be accompanied by evidence satisfactory to the Trustee that the overallotment option has been exercised.


                                   ARTICLE VII

                            Miscellaneous Provisions

                  SECTION 7.01. Except as otherwise expressly provided in this [ ] Supplemental Indenture or in the form of Series [ ]% Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series [ ]% Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

                  [SECTION 7.02. The Indenture, as supplemented by this [ ] Supplemental Indenture, is in all respects ratified and confirmed; provided that the words ", may after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights," in the ninth and tenth lines of Section 13.12 of the Indenture shall not be applicable to the Series [ ]% Debentures. This [ ] Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.]

                  SECTION 7.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this [ ] Supplemental Indenture.

                  SECTION 7.04. This [ ] Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this [ ] Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                            NATIONWIDE FINANCIAL SERVICES, INC.


                                            By
                                               ---------------------------------
                                                     Name:
                                                     Title:



Attest:


----------------------------
Name:
Title:

                                            WILMINGTON TRUST COMPANY
                                              as Trustee



                                            By
                                               ---------------------------------
                                                     Name:
                                                     Title:

[CORPORATE SEAL]

Attest:


----------------------------
Name:
Title:

STATE OF DELAWARE                   )
                                            ) ss.:
COUNTY OF                           )                           _______ __, 199_


                  On the ______ day of _______, in the year one thousand nine hundred ninety-____, before me personally came[ ] to me known, who, being by me
duly sworn, did depose and say that he resides at [                  ]; that he
is [Senior Vice President and Treasurer] of NATIONWIDE FINANCIAL SERVICES, INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                 ----------------------------
                                                         NOTARY PUBLIC

                                                 My Commission Expires



STATE OF DELAWARE             )
                              ) ss.:
COUNTY OF                     )                                 _______ __, 199_


                  On the ______ day of _______, in the year one thousand nine
hundred ninety-____, before me personally came [        ] to me known, who,
being by me duly sworn, did depose and say that he resides at [               ]
that he is a [Vice President] of [                 ], one of the corporations
described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.


                                                -------------------------------
                                                         NOTARY PUBLIC

                                                My Commission Expires